Exhibit (a)(1)(C)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

Please read this document along with the Letter of Offer dated May 21, 2012 (“Letter of Offer”) issued by Pan-Asia iGATE Solutions (“Acquirer”) and iGATE Global Solutions Limited (together with Acquirer, the “Promoters”) since the terms and conditions of the Letter of Offer are deemed to have been incorporated in and form part of this document (“Application Form”). If there is any conflict between the provisions of this Application Form and the Letter of Offer, the provisions of the Letter of Offer shall prevail.

Application Form

For tender of Shares of Rs 2/- each of

Patni Computer Systems Limited (“Company”) pursuant to the Offer by the Promoters

Unless the context otherwise requires, capitalized expressions in this Application Form have the same meanings as defined in the Letter of Offer

Exit Price	Rs.520/- per Share
Exit Period Opens	May 28, 2012
Exit Period Closes	May 27, 2013

1.	Acknowledgements and Authorisations

By signing Box 1, you will be deemed to have made each of the following acknowledgements and authorisations:

a.	that you have full power and authority to tender, sell and transfer the Shares you are tendering (together with all rights attached thereto) and the Shares acquired by the Promoters from you will be free from all liens, charges, encumbrances, equitable interests, rights of pre-emption or other third party rights of any nature, and together with all rights attached thereto, on or after the date of acquisition;

b.	that the Registrar to the Exit Offer may send by Registered Post/UCP, at your risk, the draft/cheque or by any other means, in full and final settlement of the amount due to you, and/or other documents or papers or correspondence to the sole/first holder at the relevant address mentioned in Box 1;

c.	that the consideration payable to you will be paid by the Promoters only if your Shares is validly tendered in accordance with the Letter of Offer and the SEBI Regulations;

d.	For Shares held in Dematerialised Form;

that by completing Box 4, you acknowledge and accept that your Shares will remain credited in the Special Depository Account until the acquisition of your Shares by the Promoters in accordance with the terms of the Letter of Offer or until the return of your Shares in case the Shares have not been validly tendered;

For Shares held in Physical Form;

that by completing Box 5, you acknowledge and accept that the original share certificates and the transfer deeds will be held in trust until your Shares are acquired by the Promoters and until return of the Share certificates and the transfer deed in case the Shares are not validly tendered;

e.	that if your Shares are not validly tendered for whatever reason,

1.	In case where Shares are held in Dematerialised Form: your Shares will be credited back to your depository account as set out in Box 3, and that necessary standing instructions have been or will be issued for this purpose;

2.	In case where Shares are held in Physical Form: your Share Certificate(s) and the transfer deed (s) will be despatched to you by registered post;

f.	that your signature on your Depository Participant Instruction has been duly verified and attested by your Depository Participant as evidenced by your Depository Participant’s stamp of acknowledgement;

g.	that if you are a non-resident Shareholder, you have enclosed a copy of the original permission which you received from the RBI and the additional consents and confirmations as referred to in the Letter of Offer. In case no permission was required from any regulatory authority for the acquisition of the Shares, the non-resident Shareholder should give a declaration by way of a letter to that effect along with the Letter of Offer with reasons for no permission, and that if neither of such documents/permission is enclosed with this Application Form, your Shares may be treated as invalid;

h.	that if you are a Non-Resident Indian, Overseas Corporate Body/Non-domestic company or a Foreign Institutional Investor or a non-resident shareholder, tax will be deducted at source in accordance with the Letter of Offer on the basis of the certification in Box 7 of the Application Form;

i.	that if you are a Shareholder who is a resident in, or a citizen of, a jurisdiction outside India, you have fully observed all applicable legal requirements and that an invitation to tender your Shares may be made to and accepted by you under the laws of the relevant jurisdiction; and

j.	that you have read carefully the Letter of Offer and that you agree with the terms and conditions stated therein, and that the particulars given below are true and correct.

2.	How to complete this Application Form

Box 1: Holder’s details. (Please use BLOCK CAPITALS) (Applicable to All Public Shareholders)

Complete this box with the full name, signature and address of the holder of the Shares. In the case of joint holdings, all joint holders must sign this box in the same order and in accordance with the specimen signatures registered with the Company. By your signature in this Box 1, you will also be deemed to be making the acknowledgements and authorizations set out in paragraph 1 above.

I/We offer to tender the number of Shares set out or deemed to be set out in Box 2 in accordance with and on and subject to the terms and conditions herein
1. Name of First/Sole Holder:	1. Signature:
2. Name of Second holder:	2. Signature:
3. Name of Third holder:	3. Signature:
4. Name of Fourth holder:	4. Signature:
Address of the First/Sole holder	Daytime telephone number / Mobile Number: (in case of queries)
Permanent Account Number as per I-T Act
Whether tax resident in India	☐ Yes ☐ No If not a tax resident of India, Kindly specify country of tax residence:

Please indicate the Shareholder category in which you belong:
☐	Individual	☐	Banks / FI	☐	NRI (repatriable)	☐	OCB
☐	N RI (non-repatriable)	☐	Indian Mutual Fund	☐	FII	☐	Domestic company
☐	HUF	☐	Foreign venture capital fund	☐	Indian venture capital fund
☐	Non-domestic Company	☐	Others (please specify)

  Box 2: Details of Shares Tendered (Applicable to All Residual Shareholders)

  You should insert in Box 2, the number of Shares you wish to tender.

  I/we hereby tender to Pan-Asia iGATE Solutions the number of Shares specified below:

Number of Shares	In Figures
In Words

For Shares held in Dematerialised Form: If the number of Shares inserted in this Box 2 is different from the number of Shares deposited into (or pledged in favour of) the Special Depository Account pursuant to your instructions to your Depository Participant referred to in Box 4 below, the number of Shares deposited in the Special Depository Account will be deemed to be the number of Shares tendered by you, and your Application Form will be deemed to be automatically amended.

For Shares held in Physical Form: If the number of Shares inserted in this Box 2 is different from the number of Shares as implied from your original Share Certificate(s) enclosed with this Application Form, the number of Shares as implied from your original Share Certificate(s) will be deemed to be the number of Shares tendered by you, and your Application Form will be deemed to be automatically amended.

Box 3: Your Depository Participant’s details (Applicable if Shares are held in DEMATERIALISED FORM)

Please complete Box 3 with the details of the depository account in which your Shares are held prior to transfer to Special Depository Account, as well as details of your depository participant.

I/we confirm that I/we hold my/our Shares in dematerialised form. The details of my/our depository account and my/our Depository Participant are as follows:

Depository Participant’s Name:

Depository Participant’s Identification Number:

Client ID Number:

Account with:	NSDL/CDSL

Box 4: Depository Participant Instruction (Applicable if Shares are held in DEMATERIALISED FORM)

You must have instructed the Depository Participant of the depository account in which your Shares are presently held to deposit your Shares into the Special Depository Account as provided in the Letter of Offer. Please ensure that your Shares are credited into the account named “KMCC—PCSL—Special Depository Escrow Account”. Failure to credit /pledge your Shares into the correct Special Depository Account may result in rejection of your Application Form.

I/We confirm that I/we have enclosed a photocopy/counterfoil of my/our duly acknowledged delivery instructions to my/our Depository Participant, crediting my/our Shares to the Special Depository Account as follows:

Account Name	: KMCC-PCSL-SPECIAL DEPOSITORY ESCROW ACCOUNT
Name of the Depository Participant	: Karvy Stock Broking Limited
Depository	: NSDL
Depository Identification Number	: IN300394
Client Identification Number	: 18397121
Mode	: Off Market
ISIN Number of Equity Shares	INE660F01012

☐ Credit of Shares to Special Depository Account ☐ Pledge of Shares in favour of Special Depository Account

Box 5: Details of Shares held in Physical form (Applicable if Shares are held in PHYSICAL FORM)

Please provide in space below the details of the shares your wish to tender in the Exit Offer. If the number of Shares inserted in Box 2 is different than the number of Shares as implied from your original Share Certificate(s) enclosed with this Application Form, the number of Shares as implied from your original Share Certificate(s) will be deemed to be the number of Shares tendered by you, and your Form will be deemed to be automatically amended.

Registered Folio No.:

S. No.	Certificate Number	Distinctive Number		No. of Shares
		From	To
1.
2.
3.
4.
5.
Total No. of Shares
(If the space provided is inadequate please attach a separate continuation sheet)

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Box 6: Bank Account details (Applicable to All Public Shareholders)

In order to avoid fraudulent encashment of consideration instrument in transit, please fill in Box 6 with details of the sole Shareholder’s bank account (or, in the case of joint holders, the first-name holder’s bank account) and any consideration payable will be paid by cheque or demand draft accordingly. If you do not fill in Box 6 or the details in Box 6 are different from those received electronically from the Shareholder’s Depositary Participant, any consideration payable will be sent to the first/sole Shareholder at the address based on details obtained from the first/sole Shareholder’s Depository Participant (without any obligation on the Promoters, iGATE Corporation or Manager to the Offer or Registrar to do the same).

Name of the first/sole holder’s bank:

Branch:

City:

Account No:

Savings/Current/(Others: Please specify)

IFSC Code/MICR (for electronic payment)

Box 7: Tax related information

Please refer to Letter of Offer regarding tax to be deducted at source. Shareholders are also advised to consult their tax advisors for the treatment that may be given by their respective assessing officers in their case, and the appropriate course of action that they should take.

For FII shareholders

I / We confirm that the income arising from the transfer of shares tendered by me / us is in the nature:

☐ Capital gains	☐ Any other income

☐       The FII hereby undertakes to indemnity the Acquirer against any and all direct losses, including reasonable costs and expenses incurred in respect thereof, arising out of or in connection with any liability on the Acquirer raised by the tax department in connection with withholding tax or any tax payable by the FII in relation to the consideration paid by the Acquirer to the FII

(Note: If this box is not ticked, tax will be deducted at the maximum rate applicable to the category to which such FII belongs)

For non-resident shareholders (including FIIs): Certificate from Income-tax authorities under section 195(3) / 197 of the I-T Act enclosed specifying (if applicable):

☐ Non deduction of tax at source	☐ Deduction at lower rate

In case tax to be deducted at a lower rate, Please specify the rate / amount of deduction

For non-resident shareholders (including FIIs)

I / We confirm that                              [please specify the amount / rate of tax to be withheld] is deductible on the entire consideration towards overseas tax as per the laws of the relevant country in which I am / We are tax resident (Refer paragraph 6 of the letter of offer)

I/ We have enclosed the following (Applicable only for resident shareholders):

1.      Self attested copy of PAN card

2.      Duly attested power of attorney, death and succession certificate / legal heirship certificate as may be applicable (in case the sole / any joint shareholder has expired and the share certificate(s) are still in the name of the deceased person(s)).

3.      Original share certificate and Valid share transfer deed or duly executed DIS slip, as the case maybe.

4.      In case the shares are held through CDSL/NSDL, kindly submit the Inter-Depository Delivery Instruction.

I/ We have enclosed the following (Applicable only for non-resident shareholders including FII’s):

1.      Self attested copy of PAN card

2.      NOC or TCC from the Income Tax authorities under section 195(3) / 197 of the I-T Act if tax to be deducted at lower / nil rate

3.      SEBI registration certificate for FII (if applicable)

4.      Original share certificate and valid share transfer deed or duly executed DIS slip, as the case maybe.

5.      In case the shares are held through CDSL/ NSDL, kindly submit the Inter-Depository Delivery Instruction.

6.      Duly attested power of attorney, death and succession certificate / legal heirship certificate as may be applicable (in case the sole / any joint shareholder has expired and the share certificate(s) are still in the name of the deceased person(s)).

3.	INSTRUCTIONS

3.1.	To tender your Shares pursuant to the Exit Offer, complete this Application Form by following the instructions herein. Please also read the Acknowledgements and Authorisations in paragraph 1 above carefully as they contain acknowledgements and authorizations that you will be deemed to have made by your signature of this Application Form.

3.2.	FOR SHARES HELD IN DEMATERIALISED FORM

3.2.1.	You shall instruct the Depository Participant of the depository account in which your Shares of the Company are presently held to deposit your Shares into the correct Special Depository Account in accordance with Box 4 before the submission of this Application Form to the Registrar. Please note that all such transfers should be in off-market mode. A photocopy or counterfoil of the delivery instructions to the Depository Participant of your depository account (duly acknowledged by such Depository Participant) crediting/ pledging your Shares to the specified Special Depository Account (Depository Participant Instruction) should be attached to your Application Form.

3.2.2.	If you hold your Shares through CDSL, your Depository Participant Instruction will have to take the form of an inter-depository delivery instruction to CDSL for the purpose of crediting your Shares in favour of the specified Special Depository Account with NSDL.

3.3.	FOR EQUITY SHARES HELD IN PHYSICAL FORM

Before submitting this Application Form to the Registrar, you must execute valid share transfer deed(s) in respect of the Shares intended to tendered under the Exit Offer (as detailed in Box 5 above) and attach thereto all the relevant physical share certificates. The share transfer deed(s) shall be signed by the shareholder (or in case of joint holdings by all the joint holders in the same order) in accordance with the specimen signature(s) registered with the Company and shall also be duly witnessed. Only such transfer deeds will be considered as valid transfer deed and the others are liable to be rejected.

3.4.	If you are a Non-Resident Shareholder, you should also enclose with your Application Form a copy of the original permission that you received from the RBI and the additional consents or confirmations as required by you to tender your Shares in the Offer. In case no permission was required from any regulatory authority for the acquisition of the Shares, the Non-Resident Shareholder should give a declaration by way of a letter to that effect along with the Letter of Offer with reasons for no permission, and that if neither of such documents/permission is enclosed with this Application Form, your Shares may be treated as invalid.

3.5.	Please submit the aforesaid documents either by hand delivery or by Registered Post (at their own risk and cost) to the Registrar to the Exit Offer , Karvy Computershare Private Ltd, Plot No 17 to 24, Vittalrao Nagar, Madhapur, Hyderabad—500 081, Tel: +91 40 4465 5000, Fax: +91 40 2343 1551 on or before May 27, 2013

3.6.	Please read the Letter of Offer accompanying this Application Form, the terms of which are incorporated in and form part of this Application Form.

………………………………………………. Tear along this line ……………………………………………….

ACKNOWLEDGEMENT SLIP

Pan-Asia iGATE Solutions Offer for Patni Computer Systems Limited

Received from Mr./Ms./M/s.                                                               an Application Form offering              Equity Share(s) of Patni Computer Systems Limited at the Exit Price of Rs. 520/- per Share to the Acquirer Equity shares held in (tick the box as applicable)

☐ DEMATERIALISED FORM                                         ☐ PHYSICAL FORM

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Applicable if Shares are held in DEMATERIALISED FORM

Received a photocopy/counterfoil of the Depository Participant Instruction for the transfer/pledge of such Shares from the account bearing:

• Depository Participant Name

• Depository Participant ID

• Beneficiary ID

Applicable if Shares are held in PHYSICAL FORM	STAMP OF THE REGISTRAR TO THE EXIT OFFER
• Folio No.
• No. of Certificates
Received but not verified Share Certificate(s) and Share Transfer Deed

Signature of Official	Date of receipt

Note: All future correspondence, if any, should be addressed to Registrar to the Offer at the following address:

Karvy Computershare Private Limited

Plot No 17—24, Vittalrao Nagar

Madhapur, Hyderabad 500 081

Tel: +91 40 4465 5000

Fax: +91 40 2343 1551

Contact Person: Mr. Murali Krishna

Email: murali@karvy.com

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